CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)
Monday March 20 , 2020



Access-Power, Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

17164 Dune View Drive
Apt 106
Grand Haven, MI 49417

or

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF
CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
CERTAIN OFFICERS.

The world is changing, but pain never disciminates against noone.

Access-Power, Inc. is changing it's name soon to Access-Power & Co., Inc. soon as already previously reported to our Shareholders.

We have a current share structure as verified on:

AS 300,000,000 common shares
OS 300,000,000 common shares
Patrick owned restricted shares 186,984,379 common shares or 62.3281% restricted shares.

FLOAT:  98,374,146 common shares.

We only have common stock:
https://www.otcmarkets.com/stock/ACCR/security

On March 20, 2020 - The Board of Directors of Access-Power &
Co., Inc. voted unanimously to add Stephane Bontemps to our position of Chief Executive Officer, and Director of Access-Power & Co., Inc.

There is currently no compensenation plan in place for Stephane.

Stephane come to our leadership position withing the Company. Patrick J. Jensen will remain as the 2nd in charge at ACCR. OIL has crashed, and Dubai is looking for another way to fund their power renewables projects in Africa and the middle east. The recent oil shock in our world markets has changed the landscape of the United States for years to come.

For those who forget, I inventended the website:

http://www.access-power.com - THIS WAS MINE IN 2012.

I attest that I have personally known Stephane Bontemps for just about 3 years. He will be our visionary in the future.
He will be our CEO.  I gave him control at the helm.

I gave him a plan to us the ACCR symbol as the trading and funding arm for the HIS CONNECTIONS to use in
the future for the power renewables market.   Access-Power
& Co., Inc. has many mistakes in its past. These SEC filings from our history include both forms as produced by myself.

We were victims of criminal sprial death convertible debentures in our past, so before the 2012 era, we have criminal SEC filed documents, and these filings can never be erased from our history. It shows everything this Corporation has gone through over the years, including 11 years on the death grey market. We have positive confirmation for our plan going forward. We are confident in our belief today.

We submitted the certifying attestation to www.Sunbiz.org on 3/21/2020.

This is an incredible opportunity to have a proven leader at our helm. A little about Stephane,

"Stephane Bontemps
is specialized in the development of large scale power and water infrastructure projects both greenfield and acquisitions transactions. For the last 20 years, Stephane has successfully contributed to the closing of a large number of transactions within three major international organizations.

Stephane has been involved in the origination, valuation, structuring and negotiation of over 20 billion USD of investment projects across the world.

Stephane has both a technical and finance background, including project finance and M&A experience. He is capable of originating, structuring and negotiating large scale deals with world class customers, contractors, lenders and equity holders. Stephane is well networked with the best customers, equity partners, lenders and EPC contractors available in the Energy sector. He can detect, assess, secure and retain the best players fitting the project specific requirements. Stephane can also adequately manage teams of skilled professional and co-ordinate cross disciplines

Specialties: Team leader of high skilled multidisciplinary people
Successful negotiation of large scale investment transactions
Structuring Mergers & Acquisitions
Project Finance"

https://www.linkedin.com/in/stephane-bontemps-3757b05/

Thank you to my long term Shareholders...just keep believing in me...

The following should be considered in connection with an evaluation of our business and recent market activities as described above:

There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.

If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment.

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.

Best,

Patrick J. Jensen
Director
Access-Power, Inc.
March 20, 2020